UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2021

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

The applicable information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 15, 2021, Tenax Therapeutics, Inc. (the “Company”), Life Newco II, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of the Company (“Life Newco”), PHPrecisionMed Inc., a Delaware corporation (“PHPM,”) and Dr. Stuart Rich, solely in his capacity as holders’ representative (in such capacity, the “Representative”), entered into an Agreement and Plan of Merger, dated January 15, 2021 (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Company would acquire 100% of the equity of PHPM. Under the terms of the Merger Agreement, Life Newco would merge with and into PHPM, with PHPM surviving as a wholly-owned subsidiary of the Company (the “Merger”). On January 15, 2021, the Company completed the acquisition contemplated by the Merger Agreement (the “Acquisition”).

As consideration for the Merger, the stockholders of PHPM received (i) 1,892,905 shares of the Company’s common stock (“Common Stock”), and (ii) 10,232 shares of the Company’s Series B convertible preferred stock, which are convertible into up to an aggregate of 10,232,000 shares of Common Stock (“Preferred Stock”) (collectively, the “Merger Consideration”). The issuance of 1,212,492 shares of Common Stock issuable upon conversion of the Preferred Stock, representing approximately 10% of the Merger Consideration, will be delayed as security for closing adjustments and post-closing indemnification obligations of PHPM and the stockholders of PHPM. Each share of Preferred Stock will automatically convert into (i) 881.5 shares of Common Stock following receipt of the approval of the stockholders of the Company for the Conversion (as defined herein), and (ii) 118.5 shares of Common Stock 24 months after the date of issuance of the Preferred Stock, subject to reduction for indemnification claims. The number of shares of Common Stock into which the Preferred Stock converts is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Preferred Stock does not carry dividends or a liquidation preference. The Preferred Stock carries voting rights aggregating 4.99% of the Company’s Common Stock voting power immediately prior to the closing of the Merger. The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Designation of Series B Convertible Preferred Stock that the Company filed with the Secretary of State of the State of Delaware on January 15, 2021 (the “Certificate of Designation”).

Pursuant to the Merger Agreement, the Company must, no later than July 31, 2021, take all action necessary to call, convene and hold a meeting of the Company’s stockholders to vote upon the conversion of the Preferred Stock pursuant to the Certificate of Designation (the “Conversion”). If stockholder approval is not obtained at such meeting, the Company must call a meeting every 90 days thereafter to seek stockholder approval for the Conversion until the earlier of the date stockholder approval for the Conversion is obtained or the Preferred Stock is no longer outstanding.

The terms of the Merger Agreement also require the board of directors of the Company (the “Board”) to, subject to the Board’s fiduciary duties under applicable law, (i) recommend to the Company’s stockholders that they approve the Conversion at any meeting of the Company’s stockholders called for the approval of the Conversion, and (ii) use reasonable best efforts to solicit from the Company’s stockholders, the affirmative vote of the holders of shares representing a majority of the shares of the Company’s capital stock voting in person or by proxy at any such meeting. A vote on the Conversion is expected to take place at the Company’s next annual meeting of stockholders. In addition, (i) at the Company’s first regularly scheduled Board meeting following the closing of the Merger, the Board must appoint one director designated by the Representative to serve on the Board, and (ii) as promptly as practicable after the Company has obtained stockholder approval for the Conversion, the Board must appoint two additional directors designated by the Representative to serve on the Board. Dr. Stuart Rich, the co-founder and Chief Executive Officer, and a stockholder, of PHPM, is expected to be appointed to the Board at the next regularly scheduled Board meeting, while two other designees of the Representative will be appointed to the Board following receipt of stockholder approval for the transaction.

In connection with the closing of the Merger, Dr. Stuart Rich was also appointed Chief Medical Officer of the Company. In addition, pursuant to the Merger Agreement, certain of PHPM's stockholders, including Dr. Rich, entered into restrictive covenant agreements that contain provisions restricting such stockholders from competing with the Company or soliciting employees or customers for five years from the closing of the Merger.

The foregoing summaries of the Merger Agreement and the Preferred Stock do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the Certificate of Designation, respectively, copies of which are attached to this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

The Merger Agreement is incorporated by reference to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, PHPM or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, PHPM or any of their respective subsidiaries or affiliates.

Item 3.02. Unregistered Sales of Equity Securities.

The applicable information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Common Stock and Preferred Stock issued as Merger Consideration were issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder in that (i) the securities were issued to accredited investors or not more than 35 unaccredited investors, (ii) the disclosure requirements of Rule 502(b) of Regulation D were met, and (iii) the offer and sale of the shares were not accomplished by means of any general solicitation or general advertising.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2021, the Board appointed Dr. Stuart Rich as the Company’s Chief Medical Officer.

Dr. Rich, age 71, joined the Company from PHPM, where he was a co-founder and held the positions of Chief Executive Officer and Director from October 2018 until January 2021. Prior to PHPM, Dr. Rich served as the Chief Medical Officer (part-time) of United Therapeutics from October 2003 until December 2004. Dr. Rich currently serves as Professor of Medicine at Northwestern University Feinberg School of Medicine and as Director of the Pulmonary Vascular Disease Program at the Bluhm Cardiovascular Institute, a U.K. based charity, and of the Cardiovascular Medical and Research Foundation, a U.S. based charity. Prior to Northwestern University, Dr. Rich was the Professor of Medicine and Chief of the Section of Cardiology at the University of Illinois College of Medicine in Chicago from July 1980 until July 1996, was Professor of Medicine at the Rush Heart Institute of the Rush University School of Medicine from July 1996 until September 2004, and was Professor of Medicine at the Section of Cardiology of the University of Chicago Pritzker School of Medicine from September 2004 until July 2015. Dr. Rich received his B.S. in Biology at the University of Illinois and his M.D. at Loyola University Stritch School of Medicine, and he completed his residency in medicine at the Washington University of St. Louis and his fellowship in cardiology at the University of Chicago.

In connection with his appointment, the Company entered into an employment agreement with Dr. Rich, effective January 15, 2021 (the “Employment Agreement”). Under the Employment Agreement, Dr. Rich will receive an annual base salary of $300,000, and will also receive participation in medical insurance, dental insurance, and other benefit plans on the same basis as the Company’s other officers. Under the Employment Agreement, Dr. Rich is eligible for an annual target cash bonus of 40% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). Pursuant to Employment Agreement, Dr. Rich received as an inducement award a one-time non-statutory stock option grant of 250,000 shares of Common Stock. The option award will vest as follows: 25% upon initiation of a Phase 3 trial (the “Trial”); 25% upon database lock of the Trial; 25% upon acceptance for review of an Investigational New Drug Application; and 25% upon approval. The options have a 10-year term and an exercise price of $1.78 per share, the January 15, 2021 closing price of the Company's common stock.

The Employment Agreement is effective for a one-year term, and automatically renews for additional one-year terms, unless the Employment Agreement is terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then current term of an intention not to renew. If Dr. Rich is terminated without cause, if he terminates his employment for good reason, or if the Company elects not to renew the Employment Agreement, Dr. Rich would be entitled to receive (i) one-year of his then current base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved, (iii) acceleration of vesting of all outstanding equity-based compensation awards held by Dr. Rich, and (iii) one-year of COBRA reimbursements or benefits payments, as applicable. Dr. Rich’s entitlement to these payments is conditioned upon execution of a release of claims.

For purposes of the Employment Agreement: (i) “cause” includes (a) a willful material breach of the Employment Agreement by Dr. Rich, (b) material misappropriation of Company property, (c) material failure to comply with Company policies, (d) abuse of illegal drugs or abuse of alcohol in a manner that materially interferes with the performance of the officer’s duties, (e) dishonest or illegal action that is materially detrimental to the Company, and (f) failure to disclose material conflicts of interest, and (ii) “good reason” includes (a) a material reduction in base salary, (b) a material reduction of the officer’s authority, duties or responsibility, or (c) a material breach of the Employment Agreement by the Company.

The Employment Agreement with Dr. Rich is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Employment Agreement is subject to, and qualified in its entirety by, such documents, which are incorporated herein by reference. Other than pursuant to the Merger Agreement and the Employment Agreement, the Company is not aware of any transactions involving Dr. Rich that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On January 19, 2021, the Company issued a press release regarding the consummation of the Acquisition and Dr. Rich’s appointment as the Company’s Chief Medical Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a)
Financial statements of business acquired.

The financial statements required to be filed as part of this Current Report on Form 8-K will be filed by amendment to this Current Report as soon as practicable but not later than March 31, 2021.

(b)
Pro forma financial information.

The pro forma financial information required to be filed as part of this Current Report on Form 8-K will be filed by amendment to this Current Report as soon as practicable but not later than March 31, 2021.

(d)
Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger among PHPrecisionMed Inc., Tenax Therapeutics, Inc., Life Newco II, Inc., and Dr. Stuart Rich dated January 15, 2021.
4.1	Certificate of Designation of Series B Convertible Preferred Stock.
10.1	Employment Agreement with Dr. Stuart Rich dated January 15, 2021.
99.1	Press Release dated January 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2021	Tenax Therapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
President and Chief Financial Officer